AMENDMENT TO FUND SUB-ADMINISTRATION AND ACCOUNTING AGREEMENT

THIS AMENDMENT dated March 27, 2009 to the Fund Sub-Administration and Accounting Agreement dated November 1, 2007 (the “Agreement”), by and between The Bank of New York Mellon (formerly known as The Bank of New York) and Old Mutual Capital, Inc., shall be as follows:

WHEREAS, effective after the close of business on April 25, 2008, Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Large Cap Fund were reclassified as Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Focused Fund, respectively;

WHEREAS, effective after the close of business on April 25, 2008, Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Large Cap Growth Fund were reclassified as Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Large Cap Growth Concentrated Fund, respectively;

WHEREAS, effective after the close of business on March 27, 2009, Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Small Cap Fund were reclassified as Class A, Class C, Class Z and Institutional Class shares of the Old Mutual TS&W Small Cap Value Fund, respectively;

WHEREAS, effective after the close of business on March 27, 2009, Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Mid-Cap Fund were reclassified as Class A, Class C, Class Z and Institutional Class shares of the Old Mutual TS&W Mid-Cap Value Fund, respectively;

WHEREAS, effective after the close of business on March 27, 2009, Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Developing Growth Fund were reclassified as Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Strategic Small Company Fund, respectively;

WHEREAS, effective after the close of business on March 27, 2009, Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Select Growth Fund were reclassified as Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Large Cap Growth Fund, respectively; and

WHEREAS, effective April 29, 2008, the Old Mutual Large Cap Growth Concentrated Fund was renamed Old Mutual Large Cap Growth Fund.

NOW THEREFORE, the parties agree as follows:

1.	Appendix A to the Agreement shall be replaced with the Amended Appendix A attached hereto.

2.	Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first written above.

OLD MUTUAL CAPITAL, INC.		THE BANK OF NEW YORK MELLON

By:	/s/ Mark E. Black	By:	/s/ Joseph F. Keenan
Name:	Mark E. Black	Name:	Joseph F. Keenan
Title:	Chief Financial Officer	Title:	Managing Director

AMENDED EXHIBIT A
DATED MARCH 27, 2009
TO THE
FUND SUB-ADMINISTRATION AND ACCOUNTING AGREEMENT
BETWEEN OLD MUTUAL CAPITAL, INC. AND THE BANK OF NEW YORK MELLON
DATED NOVEMBER 1, 2007

Effective November 5, 2007 for the following Funds:

Old Mutual Advantage Growth Fund
Old Mutual Analytic U.S. Long/Short Fund
Old Mutual Barrow Hanley Core Bond Fund
Old Mutual Barrow Hanley Value Fund
Old Mutual Discover Value Fund
Old Mutual Dwight High Yield Fund
Old Mutual Dwight Intermediate Fixed Income Fund
Old Mutual Focused Fund
Old Mutual Heitman REIT Fund
Old Mutual TS&W Mid-Cap Value Fund

Effective December 10, 2007 for the following Funds:

Old Mutual Cash Reserves Fund
Old Mutual Columbus Circle Technology and Communications Fund
Old Mutual Dwight Short Term Fixed Income Fund
Old Mutual Growth Fund
Old Mutual Large Cap Growth Fund (formerly known as the Old Mutual Large Cap Growth Concentrated Fund)
Old Mutual Strategic Small Company Fund
Old Mutual TS&W Small Cap Value Fund